Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LeMaitre Vascular, Inc. 401(k) Plan of LeMaitre Vascular, Inc. of our report dated February 20, 2007, with respect to the consolidated financial statements and schedule of LeMaitre Vascular, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 28, 2007